UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2016

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39899 Balentine Drive, Suite 200 Newark, California		94560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 933-8365

3181 Porter Drive, Palo Alto, California

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2016, Carbylan Therapeutics, Inc. (“Carbylan”), KalVista Pharmaceuticals Ltd., a private company limited by shares incorporated and registered in England and Wales (“Kalvista”), the shareholders of KalVista (each a “Seller” and collectively, the “Sellers”) and, solely for the purposes of being bound by certain provisions therein and solely in such person’s capacity as the Seller Representative, Andrew Crockett, entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Share Purchase Agreement, each Seller agrees to sell to Carbylan, and Carbylan agrees to purchase from each Seller, all of the ordinary and preferred shares of KalVista (“KalVista Shares”) owned by such Seller in exchange for the issuance of a certain number of shares of common stock of Carbylan as determined pursuant to the terms of the Share Purchase Agreement (the “Transaction”).

The Sellers own 100% of the outstanding KalVista Shares and following the consummation of the Transaction, KalVista will become a wholly owned subsidiary of Carbylan.

The number of shares of common stock of Carbylan to be issued in respect of each KalVista Share owned by the Sellers will be based upon the relative stipulated values of each of Carbylan and KalVista as determined pursuant to the Share Purchase Agreement. The stipulated value of Carbylan is subject to downward adjustment based upon Carbylan’s net cash balance at the closing of the Transaction. Assuming that no such adjustment is applicable, immediately following the closing of the Transaction, KalVista equityholders are expected to own approximately 81.0% of the outstanding common stock of Carbylan on a fully-diluted basis.

Consummation of the Transaction is subject to certain closing conditions, including, among other things, approval by the stockholders of Carbylan of the transactions contemplated by the Share Purchase Agreement and related matters. The Share Purchase Agreement contains certain termination rights for both Carbylan and KalVista, and further provides that, upon termination of the Share Purchase Agreement under specified circumstances, Carbylan may be required to pay KalVista a termination fee of $3.0 million and/or to reimburse certain expenses incurred by KalVista in an amount up to $1.0 million.

At the closing of the Transaction, the Board of Directors of Carbylan will include two members designated by Carbylan.

In connection with the Share Purchase Agreement, certain stockholders of Carbylan holding approximately 50% of the outstanding common stock of Carbylan and certain directors and officers of Carbylan holding options to purchase Carbylan common stock (collectively, the “Designated Equityholders”) have entered into a support agreement with KalVista (the “Support Agreement”). The Support Agreement places certain restrictions on the transfer of the shares of common stock of Carbylan (and options exercisable therefor) held by the Designated Equityholders and includes covenants regarding the voting of such shares, including an agreement to vote in favor of the approval of the transactions contemplated by the Share Purchase Agreement and related matters and against competing acquisition proposals. Under specified circumstances described in the Support Agreement, the aggregate number of shares held by all Designated Equityholders subject to the voting restrictions are reduced to an aggregate number of shares equal to 35.0% of the outstanding common stock of Carbylan, and the Designated Equityholders are free to vote any remaining shares released from such voting restrictions in any manner they may choose.

Also in connection with the Share Purchase Agreement, the Designated Equityholders and the Sellers each entered into a Lock-up Agreement with Carbylan pursuant to which such parties have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of Carbylan’s common stock, including, as applicable, shares received in connection with the Transaction, for a period of 180 days following the closing of the Transaction.

Also in connection with the Share Purchase Agreement, Carbylan and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which Carbylan is required to prepare and file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Carbylan common stock issued to the Sellers in connection with the Transaction. Carbylan is required to file such Registration Statement within 150 calendar days following the closing date of the Transaction and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing, but in no event later than 210 days following the closing date of the Transaction (or, in the event of a review by the SEC, 240 days). The Registration Rights Agreement also contains mutual indemnifications by Carbylan and each Seller, which Carbylan believes are customary for transactions of this type.

The preceding summary is qualified in its entirety by reference to the Share Purchase Agreement, the Support Agreement, the Lock-up Agreement and the Registration Rights Agreement, which are filed as Exhibits 2.1, 2.2, 2.3 and 10.1, respectively, and incorporated herein by reference. The Share Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Carbylan, KalVista or the Sellers or to modify or supplement any factual disclosures about Carbylan in its public reports filed with the SEC. The Share Purchase Agreement includes representations, warranties and covenants of Carbylan, KalVista and the Sellers made solely for the purpose of the Share Purchase Agreement and solely for the benefit of the other parties thereto in connection with the negotiated terms of the Share Purchase Agreement. Investors should not rely on the representations, warranties and covenants in the Share Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Carbylan, KalVista or the Sellers, or any of their respective subsidiaries or affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Share Purchase Agreement, rather than establishing matters of fact.

Item 1.02	Termination of a Material Definitive Agreement.

Carbylan leased approximately 18,704 square foot of office, R&D and laboratory space located at 7979 Gateway Boulevard, Newark, California from BMR-Pacific Research Center LP (the “Landlord”) under a lease dated July 13, 2015. The lease was scheduled to end on August 31, 2022.

Carbylan and the Landlord have entered into a Lease Termination Agreement (the “Lease Termination Agreement”) pursuant to which the Landlord has agreed to terminate the lease provided Carbylan surrenders the leased premises no later than June 30, 2016 and pays the Landlord a one-time fee of approximately $2.45 million on or prior to such date. The Lease Termination Agreement became effective on June 15, 2016 in connection with the execution of the Share Purchase Agreement.

The preceding summary is qualified in its entirety by reference to the Lease Termination Agreement, which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The shares of common stock of Carbylan issued to the Sellers pursuant to the Share Purchase Agreement will be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or the private offering safe harbor provisions of Regulation D of the Securities Act and/or Regulation S of the Securities Act, based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the Sellers, including with respect to their status as an accredited investors or not a “U.S. person”, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates or book-entry notations reflecting the securities.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Carbylan intends to file with the SEC a proxy statement and furnish or file other materials with the SEC. The definitive proxy statement will be sent or given to the stockholders of Carbylan and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, CARBYLAN’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Carbylan with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement upon written request directed to the Corporate Secretary at 39899 Balentine Drive, Suite 200, Newark, CA 94560.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under or applicable exemption from the securities laws of any such jurisdiction.

Participants in the Solicitation

Carbylan, KalVista and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Carbylan in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction described herein will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Carbylan is included in proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Carbylan.

Item 8.01	Other Events.

Compliance with NASDAQ Listing Rule 5450(a)(1)

On June 13, 2016, Carbylan received a notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market advising the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continuous listing on The Nasdaq Global Market as a result of the bid price of Carbylan’s common stock having closed at or above $1.00 per share for the 10 consecutive business days prior to the date of the Notice. The Notice indicated that this matter is now closed.

Joint Press Release Related to Share Purchase Agreement

On June 15, 2016, Carbylan issued a joint press release with KalVista relating to the Share Purchase Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBYLAN THERAPEUTICS, INC.

Date: June 15, 2016	By:	/s/ David M. Renzi
	Name:	David M. Renzi
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Share Purchase Agreement, dated as of June 15, 2016, by and among Carbylan Therapeutics, Inc., KalVista Pharmaceuticals Ltd., the shareholders of Kalvista Pharmaceuticals Ltd., and, solely for the purposes of being bound by certain provisions therein and solely in such person’s capacity as the Seller Representative, Andrew Crockett

2.2	Support Agreement, dated as of June 15, 2016, by and among KalVista Pharmaceuticals Ltd. and certain stockholders and optionholders of Carbylan Therapeutics, Inc.

2.3	Form of Lock-up Agreement entered into by Carbylan Therapeutics, Inc. and certain stockholders and optionholders of Carbylan Therapeutics, Inc. and certain shareholders of Kalvista Pharmaceuticals Ltd.

10.1	Registration Rights Agreement, dated as of June 15, 2016, by and among Carbylan Therapeutics, Inc. and the shareholders of Kalvista Pharmaceuticals Ltd.

10.2	Lease Termination Agreement by and between Carbylan Therapeutics, Inc. and BMR-Pacific Research Center LP.

99.1	Joint Press Release dated June 15, 2016.

*	All schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.